Exhibit 99.1

Natural Alternatives International, Inc.

Announces Sale of “As We Change®” Assets and Provides Fourth

Quarter Revenue Update

SAN MARCOS, CALIF, August 5, 2008 /PRNewswire/ —Natural Alternatives International, Inc. (“NAI”) (Nasdaq-GM: NAII), a leading formulator, manufacturer and marketer of customized nutritional supplements, today announced that is has sold the “As We Change®” catalog and internet business of Real Health Laboratories, Inc., its wholly owned subsidiary, for $2.0 million subject to certain adjustments.

NAI also announced that total revenues, including revenues from the “As We Change” business, for the fourth quarter of its fiscal year ended June 30, 2008 were approximately $25.2 million, an increase of $3.3 million or 15.1% from $21.9 million for the third quarter ended March 31, 2008 and an increase of $1.1 million or 4.6% from $24.1 million for the fourth quarter of the fiscal year ended June 30, 2007.

Private label contract manufacturing revenues were approximately $20.7 million in the fourth quarter of fiscal 2008 compared to $18.0 million in the third quarter of fiscal 2008, an increase of $2.7 million or 15.0%. Compared to the fourth quarter of fiscal 2007 private label contract manufacturing revenues increased by approximately $600,000 or 3.0% from $20.1 million

President Randell Weaver stated, “We are pleased to complete the sale of our “As We Change” catalog and internet business for $2.0 million in cash. The sale of this business should allow us to better maintain focus on our core business, private label contract manufacturing, and will provide liquidity that should allow us to make additional investments in our core business while maintaining our strong balance sheet. We have taken steps to significantly reduce operating expenses in our private label contract manufacturing business as well as our remaining branded products businesses, “Real Health Laboratories” and “Dr. Cherry Pathway to Healing®.”

Chairman and Chief Executive Officer Mark LeDoux added, “We are extremely pleased with the growth in our fourth quarter revenues, particularly the contract manufacturing revenues. We believe our commitment to Good Manufacturing Practices has paid dividends as we have seen revenues from new customers grow. We are also pleased we have been able to attract top tier customers and potential customers who recognize the value in our state of the art facilities and our commitment to quality manufacturing.”

NAI, headquartered in San Marcos, California, is a leading formulator, manufacturer and marketer of nutritional supplements and provides strategic partnering services to its customers. Our comprehensive partnership approach offers a wide range of innovative nutritional products and services to our clients including: scientific research, clinical studies, proprietary ingredients, customer-specific nutritional product formulation, product testing and evaluation, marketing management and support, packaging and delivery system design, regulatory review and international product registration assistance. For more information about NAI, please see our website at www.nai-online.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that are not historical facts and information. These statements represent our intentions, expectations and beliefs concerning future events, including, among other things, our expectations and beliefs with respect to future financial and operating results, including the amount of our future revenue and profits and our future financial condition, our ability to implement our strategic plans, to expand and invest in our core business, to reduce operating expenses, and to develop, maintain or increase sales to new and existing customers. We wish to caution readers these statements involve risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein. NAI’s financial performance and the forward-looking statements contained herein are further qualified by other risks including those set forth from time to time in the documents filed by us with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SOURCE – Natural Alternatives International, Inc.

CONTACT – Randell Weaver, President, Natural Alternatives International, Inc.,

760-736-7700 or investor@nai-online.com.

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